                                                                     EXHIBIT 11

                             CRYSTAL OIL COMPANY

                   COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                 (Unaudited)

                                                                      Three Months Ended           Six Months Ended
                                                                            June 30                     June 30
                                                                    -------------------------    --------------------------
                                                                    1997              1996       1997             1996
                                                                    -----------  ------------    -----------    -----------
Earnings per common share:
  Income from operations                                            $       495  $        539    $     1,309    $     1,282
                                                                    ===========  ============    ===========    ===========
  Weighted average of common
    shares outstanding                                                2,665,622     2,662,082      2,665,622      2,658,229
                                                                    ===========  ============    ===========    ===========

Earnings per common share                                           $       .19  $        .20    $       .49    $       .48
                                                                    ===========  ============    ===========    ===========


Primary: (Including dilutive
          Common Stock
          equivalents)
  Income from operations                                            $       495  $        539    $     1,309    $     1,282
  Adjustments to income
    (net of income tax):                                                      -             -              -              -
                                                                    -----------  ------------    -----------    -----------
     Adjusted net income                                            $       495  $        539    $     1,309    $     1,282
                                                                    ===========  ============    ===========    ===========

  Weighted average of common
    and common equivalent
    shares:
      Outstanding                                                     2,665,622     2,662,082      2,665,622      2,658,229
      Assuming conversion or
        exercise of:
          Stock options, net
            of treasury shares                                           27,954        26,974         27,823         30,666
          Remaining senior
            preferred stock                                              33,274        33,274         33,274         33,274
                                                                    -----------  ------------    -----------    -----------
                                                                      2,726,850     2,722,330      2,726,719      2,722,169
                                                                    ===========  ============    ===========    ===========
  Per share amount:
      Net income                                                    $       .18  $        .20    $       .48    $     .47
                                                                    ===========  ============    ===========    ===========

                                                                    EXHIBIT 11
                                                                    (continued)

                             CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                 (Unaudited)

                                                                      Three Months Ended           Six Months Ended
                                                                            June 30                     June 30
                                                                    ------------------------     --------------------------
                                                                    1997              1996       1997               1996
                                                                    ----------   -----------     -----------   ------------
Fully-diluted:
  Income from operations                                            $      495   $       539     $     1,309   $      1,282
  Adjustments to income
    (net of income tax):                                                     -             -               -              -
                                                                    ----------   -----------     -----------   ------------
  Adjusted net income                                               $      495   $       539     $     1,309   $      1,282
                                                                    ==========   ===========     ===========   ============

  Weighted average of
    common shares:
    Outstanding                                                      2,665,622     2,662,082       2,665,622      2,658,229
    Assuming conversion or
      exercise of:
        Stock options, net
         of treasury shares                                             29,417        26,974          29,079         30,666
        Remaining senior
         preferred stock                                                33,274        33,274          33,274         33,274
                                                                    ----------   -----------     -----------   ------------
                                                                     2,728,313     2,722,330       2,727,975      2,722,169
                                                                    ==========   ===========     ===========   ============

  Per share amount:
      Net income                                                    $      .18   $       .20     $       .48   $        .47
                                                                    ==========   ===========     ===========   ============

NOTE:  See Note 3 of Notes to Consolidated Condensed Financial Statements.